UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): February 25, 2013

BULLFROG GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-164908	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

897 Quail Run Drive, Grand Junction, Colorado		81505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 628-1670

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On February 25, 2013, management of Bullfrog Gold Corp (the “Company”, “we”, “us”, or “our”) determined that: (i) the unaudited consolidated financial statements for the period ended September 30, 2011 included in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, (ii) the audited consolidated financial statements for the year ended December 31, 2011 included in its Annual Report on Form 10-K for the year ended December 31, 2011 and, (iii) the unaudited consolidated financial statements for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012, respectively, included in the Quarterly Reports on Form 10-Q for the periods ended on March 31, 2012, June 30, 2012 and September 30, 2012, respectively, could no longer be relied upon. This determination was made after a review of the proper accounting treatment as it relates to the Company’s warrant liability.

We have determined that a restatement of our previously recorded values of our warrant liability and revaluation of warrant was required after a review of the proper accounting treatment. On September 30, 2011, the Company sold an aggregate of 9,127,250 units in a Private Placement (the “Private Placement”) at a per unit price of $0.40, with each unit consisting of (i) one share of the Company’s common stock (except that certain investors elected to receive in lieu of common stock, one share of the Company’s Series A Convertible Preferred Stock) and (ii) a three year warrant to purchase shares of common stock equal to 50% of the number of shares purchased in the Private Placement at an exercise price of $0.60 per share resulting in 4,563,625 warrants. The Company sold a total of 5,252,250 units consisting of common shares and a total of 3,875,000 units consisting of Series A Preferred Stock, resulting in total proceeds of $3,650,900. The Private Placement included the conversion of debt owed by the Company in the aggregate amount of $940,900 which was converted on a dollar for dollar basis into the Private Placement.  The net proceeds were allocated based on the relative fair values of the common stock or preferred stock and the warrants on the date of issuance.  This resulted in a warrant liability of $671,928 as of September 30, 2011 and a revaluation of warrant liability of $1,689,997 for the period ended December 31, 2011.

However, management determined that such transaction should be accounted pursuant to ASC 815 “Derivatives and Hedging” and related subtopics for allocating the carrying amount of the hybrid instrument between the host contract and the derivative.  As a result the warrant liability as of September 30, 2011 should be recorded at a fair value of $1,235,229 and the December 31, 2011 revaluation of warrant liability would be $1,126,696.

We anticipate the effects on our consolidated balance sheets, statements of operations, and statements of cash flows as of and for the periods ended September 30, 2011 and December 31, 2011. Such adjustment resulted in (i) an increase in our warrant liability of $563,301, decrease in our additional paid in capital of $563,301, and a zero effect on net loss for the period ending September 30, 2011 and (ii) a decrease in our loss on revaluation of warrant liability of $563,301, and decrease in net loss of $563,301 for the period ending December 31, 2011.  The restatement adjustment is non-cash in nature. The Company is presently finalizing the restated consolidated financial statements and will file an amended Annual Report on Form 10-K for the period ended December 31, 2011 and will file amended and restated Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012 as soon as practicable.

Our Vice President of Administration and Finance has discussed the matters disclosed in this filing with Peterson Sullivan, LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 25, 2013

BULLFROG GOLD CORP.

By:	/s/ David Beling
Name: David Beling
Title: President, Chief Executive Officer and Chief Financial Officer